UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2022

Baker Hughes Company	Baker Hughes Holdings LLC
 (Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston,	Texas	77073-5101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 19, 2022, Baker Hughes Company (the “Company”) announced that effective November 2, 2022, Nancy Buese has been appointed Chief Financial Officer of the Company. Ms. Buese will succeed Brian Worrell who will be transitioning out of his current role of Chief Financial Officer effective November 2, 2022 and will serve as Advisor of the Company through Q2 2023. The Company thanks Mr. Worrell for his significant contributions to the Company and wishes him success in his future endeavors.

Ms. Buese, aged 52, most recently served as Executive Vice President and Chief Financial Officer of Newmont Corporation from October 2016 until earlier this year. Prior to her role at Newmont, Buese spent more than a decade as EVP & CFO of MarkWest Energy Partners, a leader in gathering, processing, and transportation of hydrocarbons, as well as EVP & CFO of MPLX (a subsidiary of Marathon Petroleum) following MPLX’s acquisition of MarkWest. Buese began her career in public accounting, starting as an accountant for Arthur Andersen and rising to be a partner at Ernst & Young until 2003. She also has extensive board experience, serving on the board and chairing the audit committee for UMB Financial Corporation from 2009 – 2017. She has served on the board of Williams Companies since 2018.

In connection with her appointment as Chief Financial Officer, Ms. Buese entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of her employment and compensation. Pursuant to the Offer Letter, Ms. Buese will be entitled to an initial annual salary of $900,000. Beginning in 2023, Ms. Buese will be eligible for certain short-term incentive awards with a target bonus of 100% of her base salary, with the actual payout to be based on company and individual performance. Ms. Buese will also be eligible for certain annual long-term incentive awards under the terms and conditions of the Company’s long-term incentive program commencing in 2023 with a current annual target of $3,500,000. Subject to board approval, Ms. Buese will also receive a sign on restricted stock unit (“RSU”) award with a target value of $5,000,000. The sign on RSU award will vest ratably over three years from the date of grant, subject to Ms. Buese’s continued employment. Lastly, Ms. Buese will receive a cash sign-on award of $2,000,000 which is subject to full repayment if Ms. Buese voluntarily resigns her employment with the Company for any reason or should her employment with the Company be terminated by the Company for cause (to be determined, in the sole discretion of the Company), within eighteen months of her hire date.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

101.SCH*	Inline XBRL Schema Document
101.CAL*	Inline XBRL Calculation Linkbase Document
101.LAB*	Inline XBRL Label Linkbase Document
101.PRE*	Inline XBRL Presentation Linkbase Document
101.DEF*	Inline XBRL Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: October 19, 2022	By:	/s/ Fernando Contreras
Fernando Contreras Executive Counsel & Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: October 19, 2022	By:	/s/ Fernando Contreras
Fernando Contreras Executive Counsel & Corporate Secretary